EXHIBIT 10.1

                              AMENDED AND RESTATED
                              --------------------

                COMMERCIAL REVOLVING LOAN AND SECURITY AGREEMENT

                                     BETWEEN

                               HUDSON UNITED BANK

                                       AND

                      AEROSPACE PRODUCTS INTERNATIONAL, INC
                      -------------------------------------


                            Dated as of July 29, 2005


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                                    Exhibits
                                    --------



Exhibit "A"    -     $25,000,000 Commercial Revolving Promissory Note
-----------

Exhibit "B"    -     Borrowing Base Certificate
-----------

Exhibit "C"    -     Covenant Compliance Certificate
-----------

Exhibit "D"    -     Schedule of Location of Inventory
-----------

Exhibit "E"    -     Line of Credit Promissory Note of up to $3,000,000
-----------
















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         AGREEMENT dated as of July 29, 2005, between AEROSPACE PRODUCTS
INTERNATIONAL, INC., a Delaware corporation with an office at 3778 Distriplex Drive North, Memphis, Tennessee ("Borrower") and HUDSON UNITED BANK, a state banking corporation with an office located at 101 Post Road East, Westport, Connecticut 06880 (the "Bank").

                                    Recitals

         A. The Borrower and Bank entered into a Commercial Revolving Loan And Security Agreement executed as of March 30, 2000, as amended by that certain First Amendment To Commercial Revolving Loan And Security Agreement dated as of August 30, 2000, and as further amended by that certain Second Amendment To Commercial Revolving Loan And Security Agreement dated as of April 27, 2001, and as further amended by that certain Third Amendment To Commercial Revolving Loan And Security Agreement dated as of June 28, 2001, and as further amended by that certain Fourth Amendment To Commercial Revolving Loan And Security Agreement dated as of July 31, 2002, and as further amended by that certain Fifth Amendment To Commercial Revolving Loan And Security Agreement dated as of July 31, 2003, and as further amended by that certain Sixth Amendment To Commercial Revolving Loan And Security Agreement dated as of July 31, 2004, (the "Loan Agreement") which Loan Agreement provided, inter alia, for a commercial revolving loan from the Bank to the Borrower in the original amount of up to TWENTY MILLION DOLLARS ($20,000,000).

         B. In connection with the Loan Agreement, the Borrower executed and delivered to Bank that certain Commercial Revolving Promissory Note from Borrower to Bank in the original amount of up to TWENTY MILLION DOLLARS ($20,000,000) executed March 30, 2000, as amended by the Second Amendment To Commercial Revolving Loan And Security Agreement dated as of April 27, 2001, and as further amended by that certain Third Amendment To Commercial Revolving Loan And Security Agreement dated as of June 28, 2001, and as further amended by that certain Fourth Amendment To Commercial Revolving Loan And Security Agreement dated as of July 31, 2002, and as further amended by that certain Fifth Amendment To Commercial Revolving Loan And Security Agreement dated as of July 31, 2003, and as further amended by that certain Sixth Amendment To Commercial Revolving Loan And Security Agreement dated as of July 31, 2004, (the "Note").

         C. The Lender has agreed to make available a Line of Credit of up to $3,000,00.00 as evidenced by a Line of Credit Promissory Note dated of even date herewith in the original amount of up to THREE MILLION DOLLARS ($3,000,000) upon the terms and conditions as set forth herein;

         D. The Borrower and Bank have agreed to amend and restate the Loan Agreement in its entirety with this Agreement and to amend and restate the Note in its entirety as provided herein and in that certain Amended And Restated Commercial Revolving Promissory Note dated July 29, 2005, in the amount of $25,000,000.

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                                    Agreement

         In consideration of the Background, which is incorporated by reference and the mutual covenants contained in this Agreement, the Borrower and the Bank, for good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be bound legally, agree as follows:

                                    ARTICLE I.

                                   Definitions

         1.01 Definitions. As used herein, or in any certificate, document or report delivered pursuant to this Agreement or any of the other Loan Documents, capitalized terms shall have the meanings set forth on the attached Schedule "1.01".

         1.02 Accounting Terms.Except as otherwise specifically set forth in this Agreement, each accounting term used in this Agreement shall have the meaning given to it under GAAP. Any dispute or disagreement between the Borrower and the Bank relating to the determination of GAAP shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion with respect thereto, delivered to the Bank, of independent accountants selected by the Borrower and approved by the Bank for the purposes of auditing the periodic financial statements of the Borrower.

                                   ARTICLE II.

                                 Loan Facilities

         2.01 Facility I.

             (a) Revolving Loans Subject to the terms and conditions, and relying upon the representations and warranties set forth in this Agreement, the Bank agrees to make revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower at any time until the Commitment Termination Date, in the principal amount which shall not exceed in the aggregate at any one time the Borrowing Base (the "Revolving Loan Commitment"). In addition to this Agreement, the Revolving Loans shall be evidenced by the Amended And Restated Commercial Revolving Promissory Note of this date, a copy of which is attached hereto as Exhibit "A" (the "Note").

             (b) Procedure For Revolving Loan Borrowing. Provided that the Revolving Loan Commitment has not been terminated as provided in this Agreement and Borrower is not in Default, the Borrower may borrow under the Revolving Loan


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Commitment by giving the Bank irrevocable notice of a request for a Revolving
Loan one (1) Business Day before a proposed borrowing, such irrevocable notice setting forth (i) the amount of the Revolving Loan requested, which shall not be less than $100,000, and (ii) the requested Revolving Loan Borrowing Date. Such notice must be written (including, without limitation, via facsimile transmission), accompanied by an executed Borrowing Base Certificate in the form of Exhibit B attached hereto, and shall be sufficient if received by 2:00 p.m. (Eastern Standard Time) on the date on which such notice is to be given. Unless notification is otherwise furnished by the Borrower to the Bank in a manner consistent with the requirements of this Section 2.01(b), Revolving Loans will be made by credits to the Borrower's deposit account maintained with the Bank.

             (c) Ability to Borrow and Reborrow. Within the limits of the Borrowing Base, so long as the Borrower is in compliance with all the terms and conditions of this Agreement and no Default or Event of Default exists, and so long as the Bank has not demanded payment or accelerated payment of any of the then outstanding Revolving Loans, the Borrower may borrow, repay and reborrow Revolving Loan funds.

             (d) Absence of Demand. Termination or Default. The Bank shall not, and shall not be obligated to, make any Advances (i) if it has demanded payment of, accelerated payment of, or terminated the Revolving Loans due to a Default, or the occurrence of an Event of Default, or (ii) on or after the Commitment Termination Date.

             (e) Discretion of Bank. Notwithstanding any other terms of this Agreement, Eligible Receivables, the Borrowing Base, Eligible Inventory, and appropriate reserve levels from the availability under the Borrowing Base, shall be determined by the Bank from time to time in its sole reasonable discretion.

             (f) Inventory Limitations. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Bank be required to make Revolving Loans which exceed (i) $13,000,000 in the event the Eligible Acquisition has occurred (or $10,000,000.00 in the event the Eligible Acquisition has not occurred) in the aggregate based on all Eligible Inventory less the Facility II Advance Amount (defined below); or (ii) provided that no Default exists and the Eligible Acquisition has occurred, $15,000,000 in the aggregate based on all Eligible Inventory less the Facility II Advance Amount, up to five times per year up to fifteen (15) days per time.

             (g) Use of Proceeds. The Borrower represents that the proceeds of the Loan will be used for general working capital purposes. The Borrower shall not apply any funds advanced under the Loan to, or for the benefit of, any Affiliate or Subsidiary.

             (h) The Borrower shall not apply any funds advanced under the Revolving Loans to, or for the benefit of, any Affiliate or Subsidiary.

         2.02 Facility II.

             (a) On the date hereof, the Bank is making available to the Borrower a commercial line of credit of up to THREE MILLION DOLLARS ($3,000,000) (the "FACILITY II LOC") as evidenced by the Facility II Note, a copy of which is attached hereto as Exhibit "E", upon the terms and conditions set forth in this
Section 2.02.

             (b) Provided that no Default exists hereunder, and prior to the Commitment Termination Date, the Bank will make one (1) advance under the Line of Credit Note (the "FACILITY II ADVANCE") in an amount not to exceed the lesser of (i) $3,000,000 or (ii) (y) in the event the Eligible Acquisition has occurred, $25,000,000 or (z) in the event the Eligible Acquisition has not occurred, $20,000,000, less the outstanding balance of all sums due and owing under the Note (the "FACILITY II ADVANCE Amount") for the purpose of purchasing equipment and making leasehold improvements to property the Borrower expects to lease as its headquarters.

             (c) Commencing one (1) month from the date of the Facility II Advance, and continuing on the same day of each month thereafter, the Borrower shall pay to the Bank principal and interest in sixty (60) consecutive equal monthly installments in an amount sufficient to amortize the Facility II Advance Amount over a five (5) year period at the interest rate mentioned in subsection
(d) below. Monthly payments shall be applied first to accrued interest and the balance to principal.

             (d) The interest rate under the Facility II Note shall be at a fixed rate per annum at a rate equal at all times to two hundred fifty (250) basis points above the rate for U.S. Treasury Securities adjusted to a constant maturity of five (5) years as made available by the Federal Reserve Board in effect as of the date of the Facility II Advance.

             (e) At the time of the Facility II Advance, the Bank shall have a first perfected security interest in the personal property of the Borrower (with the exception of specific purchase money liens which have been approved in advance by Bank in its sole discretion).


                                  ARTICLE III.

                               Interest And Terms

         3.01 Interest Rate.

             (a) The Revolving Loan shall bear and the Borrower promises to pay interest on the terms and conditions set forth in the Note.


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
             (b) Lawful Interest. It is the intent of the parties that the rate of interest and all other charges to the Borrower be lawful. If for any reason the payment of a portion of interest, fees or charges as required by this Agreement would exceed the limit established by applicable law which a commercial Bank such as the Bank may charge to a commercial borrower such as the Borrower, then the obligation to pay interest or charges shall automatically be reduced to such limit and, if any amounts in excess of such limits shall be paid, then such amounts shall be applied to the unpaid principal amount of the Obligations of the Borrower to Bank or refunded so that under no circumstances shall the interest or charges required hereunder exceed the maximum rate allowed by law.

         3.02 Term and Termination. Unless sooner terminated as a result of the occurrence of an Event of Default, the Revolving Loans shall be due and payable in full on the Maturity Date. Upon termination of the Revolving Loan Commitment, the Bank shall have no obligation to make any further advances under the Revolving Loan Commitment. All of the rights, interest and remedies of the Bank and Obligations of the Borrower under this Agreement and the other Loan Documents shall survive termination of the Revolving Loan Commitment until all of the Obligations of the Borrower are fully satisfied.

         3.03 Repayments Any payments made by the Borrower to the Bank shall be credited first to late charges, costs and expenses, then to accrued and unpaid interest and then to the outstanding principal balance.

             (a) Mandatory Prepayment. If on any date the sum of Revolving Loans outstanding exceeds the Borrowing Base, the Borrower shall, no later than the second Business Day following such date, make prepayment of the Revolving Loans in such amount so that the sum of Revolving Loans does not exceed the Borrowing Base.

             (b) Payments. For purposes only of computing interest hereunder, all payments shall be applied by the Bank on the Business Day on which payment has been received by the Bank no later than 3:00 p.m.


         3.04 Unused Facility Fee. The Borrower agrees that Bank may debit the Revolving Loan Account for the Unused Facility Fee quarterly in arrears on the last Business Day of each calendar quarter. The Unused Facility Fee shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

                                   ARTICLE IV.

                         Representations And Warranties

         4.01 The Borrower represents and warrants to the Bank that:

             (a) Organization and Qualification. The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, (ii) has all requisite power and authority to own and operate its properties and to carry on its business as presently conducted and as proposed to be conducted, (iii) is qualified to do business in the state of Tennessee and in every jurisdiction where such qualification is required, and
(iv) has the power to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder.

             (b) Corporate Authority. The Borrower has full corporate power and authority to enter into and perform the obligations under this Agreement, to make the borrowings contemplated herein, to execute and deliver the Note and the other Loan Documents and to incur the obligations provided for herein and therein. The execution, delivery and performance by the Borrower of each of the Loan Documents and the borrowings hereunder have been duly authorized by all necessary and proper corporate and, if required, stockholder action. No other consent or approval or the taking of any other action in respect of shareholders or of any public authority is required as a condition to the validity or enforceability of this Agreement, the Note or any of the other Loan Documents. The execution and delivery of this Agreement and the other Loan Documents is for valid corporate purposes.

             (c) Binding Agreements. This Agreement constitutes, and the Note and the other Loan Documents delivered in connection herewith shall constitute, legal, valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms.

             (d) Governmental Approvals. To the best of the Borrower's knowledge, no action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the transactions contemplated by this Agreement and the other Loan Documents, except such as have been made or obtained and are in full force and effect.

             (e) Litigation. Except as set forth in Schedule "4.01(e)", there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Subsidiaries, or any business, property or rights of any such person, before any court or administrative agency, which either in any case or in the aggregate, if adversely determined, would either question the validity of this Agreement, the Note, or any other Loan Documents, or any action to be taken in connection with the transactions contemplated hereby or result in a Material Adverse Effect.

             (f) No Material Adverse Change. There has been no Material Adverse Change sinceMay 31, 2005.

             (g) No Conflicting Law or Agreements. To the best of the Borrower's knowledge, the execution, delivery and performance by the Borrower of this Agreement, the Note and the other Loan Documents (i) do not violate any provision of the certificate of incorporation or bylaws of the Borrower, (ii) do not violate any order, decree or judgment, or any provision of any statute, rule or regulation, (iii) do not violate or conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any shareholder agreement, stock preference agreement, mortgage, indenture or contract to which the Borrower is a party, or by which any of its properties are bound, or (iv) do not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Borrower except as contemplated herein.

             (h) Taxes. Except as set forth on the attached Schedule "4.01(h)", with respect to all taxable periods of the Borrower, the Borrower has properly prepared, executed and filed all tax returns (or extensions for filing) required to be filed by it and has paid all federal, state, municipal, franchise and other taxes shown on such filed returns. The reserves and provisions for taxes on the books of the Borrower and each Subsidiary are adequate for all open years and for its current fiscal period.

             (i) Existence of Assets and Title Thereto. The Borrower has good and marketable title to, or valid leasehold interests in, all its properties and assets, including the properties and assets reflected in the financial statements referred to above. All such properties and assets are not subject to any mortgage, pledge, lien, lease, encumbrance, restriction or charge except those permitted under the terms of this Agreement or as set forth in Schedule "4.01(i)", and none of the foregoing prohibit or interfere with ownership of the Borrower's assets or the operation of its business presently conducted thereon.

             (j) Regulations G, T, U and X. The proceeds of the borrowings hereunder will not be used, directly or indirectly, for any consumer purpose or purchases, or for the purposes of purchasing or carrying any margin stock in contravention of Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

             (k) Investment Company Act/Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

             (l) Compliance. To the best of its knowledge, the Borrower is not in default with respect to, or in violation of, any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or official, or in violation of any law, statute, rule or regulation to which it or its properties is or are subject, where such default or violation would materially and adversely affect the financial condition of the Borrower. The Borrower represents that it has not received notice of any such default from any party. To the best of its knowledge, the Borrower is not in default in the payment or performance of any of its obligations to any third parties or in the performance of any mortgage, indenture, lease, contract or other agreement to which it is a party or by which any of its assets or properties are bound.

             (m) Leases. The Borrower enjoys quiet and undisturbed possession under all leases under which it is operating, and all such leases are valid and subsisting and the Borrower is not in default under any of its leases. The leases to which the Borrower is currently a party are set forth on the attached Schedule "4.01(m)".

             (n) Employee Benefit Plans. The Borrower is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder. No Reportable Event has occurred with respect to any Plan as to which the Borrower was required to file a report with the Pension Benefit Guaranty Corporation (hereinafter called the "PBGC"), and the present value of all benefit liabilities under each Plan maintained by the Borrower (based on those assumptions used to fund such plan) did not, as of the last annual valuation date applicable thereto, exceed by a material amount the value of the assets of such Plan. The Borrower has no unfunded liability with respect to any Plan in contravention of ERISA.

             (o) Solvency. (i) Immediately after the first Advance, the fair salable value of the assets of the Borrower taken as a whole will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower.


                (ii) The Borrower does not intend to, and does not believe it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower, and of amounts to be payable on or in respect of debt of the Borrower). The Borrower expects that the cash flow of the Borrower (including from asset dispositions), after taking into account all anticipated uses of the cash of the Borrower, will at all times be sufficient to pay all such amounts or in respect of debt of the Borrower when such amounts are required to be paid.

                (iii) The Borrower does not intend, and does not believe, that final judgments against the Borrower in actions for money damages will be rendered at a time when, or in an amount such that, the Borrower will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered).


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             (p) Office. The chief executive office and principal place of business of the Borrower, and the office where its records concerning Collateral are kept is 3778 Distriplex Drive North, Memphis, Tennessee.

             (q) Places of Business. The Borrower has no other places of business and locates no Collateral, specifically including books and records, at any location other than those set forth on the attached Schedule "4.01(q)".

             (r) Guaranty Obligations. Intentionally deleted.

             (s) Contracts. Borrower is not in default of any material contract, governmental or otherwise, to which the Borrower is a party, and the and there are no contracts which the termination of which by the Borrower would require the payment of any amount of money.

             (t) Labor Matters. There are no strikes or other material labor disputes against the Borrower pending or, to the Borrower's knowledge, threatened such as would reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, the hours worked and payments made to employees of the Borrower have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. As of the Closing Date, all payments due from the Borrower for which any claim has been made against the Borrower on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower. Upon request, the Company will furnish or make available to the Banks copies of all collective bargaining agreements to which the Borrower is a party. The consummation of the transactions contemplated by this Agreement will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower is a party or by which the Borrower is bound.

             (u) Stock Matters. There are no options or rights outstanding to purchase any of the Borrower's capital stock except as set forth on the attached Schedule "4.01(u)". The authorized capital stock of the Borrower consists of 300,000 shares of common stock, $.001 par value per share, 93,660 of which shares are outstanding. There are no authorized shares of preferred stock except as set forth on Schedule "4.01(u)". The record and beneficial ownership of such capital stock of the Borrower is set forth in Schedule "4.01(u)". All of such shares are fully paid and non-assessable, are not, and will not have been, issued in violation of any preemptive rights.

             (v) Licenses. The Borrower has all licenses, permits, approvals and other authorization required by any government, agency or subdivision thereof,

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or from any licensing entity necessary for the conduct of its business, all of which the Borrower represents to be current, valid and in full force and effect.

             (w) Insurance. All policies of insurance in effect of any kind or nature owned by or issued to the Borrower, including (as applicable), policies of life, fire, theft, product liability, public liability, property damage, other casualty, malpractice, business interruption, employee fidelity, workers' compensation, property and liability insurance are in full force and effect, and of a nature and provide such coverage as is customarily carried by companies engaged in similar businesses and owning or operating similar properties in the same general areas in which the Borrower operates. The Borrower does not provide any of its insurance through self-insurance.

             (x) Accounts. (i) Each Account is, or at the time it comes into existence, will be, a true and correct statement of (A) the bona fide indebtedness of each Account Debtor, and (B) the amount of the account for merchandise sold and delivered to, or for services performed for and accepted by, such Account Debtor, net of any charges, adjustments, discounts or other reductions whatsoever; (ii) at the time of each borrowing hereunder, there are, and to the best of the Borrower's knowledge after due investigation will be, no defenses, counterclaims, discounts or setoffs that may be asserted against any of the Eligible Receivables; and (iii) the Borrower shall be deemed to have warranted as to each Eligible Receivable that (iv) each Account and all papers relating thereto are genuine and in all respects are what they purport to be,
(v) each Account is valid and existing and arises out of a bona fide sale of goods sold and delivered by the Borrower to, or in the process of being delivered to, or out of and for actual services previously rendered by the Borrower to the Account Debtor named in the Account, (vi) the amount of the Account represented as owing is the correct amount actually and unconditionally owing except for normal cash discounts and is not disputed, and except for such normal cash discounts is not subject to any setoffs, credits, deductions or counter changes, (vii) the Borrower is the owner of each Account free and clear of all liens, encumbrances, right of setoff and security interests of any nature whatsoever, and (viii) no surety bond was required or given in connection with any account or the contract or purchase orders out of which the same arose.

             (y) Financial Information. All financial information including, but not limited to, information relating to the Accounts and Inventory submitted by the Borrower to the Bank, whether previously or in the future, is and will be true and correct in all material respects, and is and will be complete insofar as may be necessary to give the Bank a true and accurate knowledge of the subject matter.

             (z) Environmental Matters. Except as disclosed in Schedule "4.01(z)", the Borrower, and its plants and sites, have complied in all material respects with all federal, state, local and regional statutes, ordinances, orders, judgments, rulings and regulations relating to any matters of pollution or of environmental regulation or control except where such failure to comply would not result in a Material Adverse Effect. Except as disclosed in Schedule "4.01(z)", the Borrower has not received notice of or has any knowledge of any

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actual or claimed or asserted failure so to comply which alone, or together with any other such failure is material and would result in a Material Adverse
Effect. Except as disclosed in Schedule 4.01(z)", neither the Borrower, nor any of its Subsidiaries or its plants, or other sites manage, generate or dispose of or during its periods of use, occupancy or operation have managed, generated or disposed of any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, in material violation of or in a manner which would result in liability under such statutes or any regulations promulgated pursuant thereto or any other applicable law except where such noncompliance would not result in a Material Adverse Effect.

             (aa) Parent. Affiliate or Subsidiary Corporations. Except for the Guarantor, the Borrower has no parent corporation and except as set forth on Schedule "4.01(aa); and except for First Equity Group and its subsidiaries; the Borrower has no Affiliate or Subsidiary.

             (ab) Intellectual Property. The Borrower owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes believed to be necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted or is pending by any Person challenging or questioning the use of any of the foregoing or the validity or effectiveness of any of the foregoing, nor does the Borrower know of any valid basis for any such claim. To the best of its knowledge, the use of the foregoing by the Borrower does not infringe on the valid intellectual property rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

             (ac) Officers and Directors. The officers and directors of the Borrower on the date of this Agreement are as set forth on the attached Schedule "4.01(ac)".

             (ad) No Material Misrepresentations and Omissions. No information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Bank in connection with the negotiation of any of the Loan Documents or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were, are or will be made, not misleading.

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                                   ARTICLE V.

                              Conditions Of Lending

         5.01 Initial Advance. The Borrower agrees that the Bank's obligation to make the initial Advance under the Revolving Loan is subject to fulfillment by the Borrower of the following conditions precedent, all in form, scope and substance reasonably satisfactory to the Bank and its counsel:

             (a) Representations and Warranties. All of the representations, warranties and covenants contained in this Agreement shall continue to be true and correct in all material respects.

             (b) Non-Existence of Event of Default. The Borrower shall have complied with each and every covenant, condition precedent or condition subsequent required hereunder and no Event of Default shall have occurred and be continuing, no condition exists (or would exist after giving effect to the Advances requested to be made on such date) which would constitute a Default but for the giving of notice or passage of time or both.

             (c) Borrowing Base Certificate. The Bank shall have received a fully completed and executed Borrowing Base Certificate.

             (d) Certificate of Borrower. The Bank shall have received a fully completed and executed Compliance Certificate of Borrower in the form of Exhibit "C" attached hereto.

             (e) Evidence of Corporate Action. The Bank shall have received certified copies of all corporate actions taken by the Borrower to authorize the execution, delivery and performance of this Agreement, the Note, the other Loan Documents, and the borrowings to be made hereunder, together with copies of the Borrower's certificate of incorporation and bylaws, all amendments thereto, and such other papers as the Bank or its counsel may reasonably require.

             (f) Note. The Bank shall have received the duly executed Note drawn to its order.

             (g) Guaranties. The Bank shall have received a duly executed Amended And Restated Guaranty from the Guarantor of even date herewith.

             (h) UCC-l Financing Statements. The Bank shall have received from the Borrower (i) duly executed copies of the Financing Statements on the applicable Form UCC-1, (ii) evidence of the Borrower's intended payment of the state of Tennessee recordation tax , and (iii) such other documents as the Bank deems reasonably necessary or proper to perfect its security interest in the Collateral.

             (i) Perfection Certificate. The Bank shall have received a fully completed and executed Perfection Certificate from the Borrower.

             (j) Legal Matters. All legal matters incident to this Agreement and the borrowing hereunder shall be reasonably satisfactory to the Bank and its counsel, Quatrella & Rizio, LLC.

             (k) Insurance. The Bank shall have received evidence of insurance in such amounts and with such companies reasonably satisfactory to the Bank, and the Bank shall be named as a loss payee/mortgagee on all such insurance.

             (l) Lessor's Agreement. The Bank shall have received a fully executed Lessor's Agreement, dated within thirty (30) days of the date hereof, with respect to the locations where the Borrower conducts business or locates assets.

             (m) Intentionally Deleted.

             (n) Opinion of Counsel. The Bank shall have received a written opinion of counsel to the Borrower and the Guarantor in form and substance, and accompanied by such supporting documents, as the Bank or its counsel may reasonably require.

             (o) Subordination. The Bank shall have received a fully executed Subordination Agreement from the Guarantor with respect to Indebtedness owed by the Borrower, in form and substance as the Bank or its counsel may reasonably require.

             (p) Organizational Documents/Secretary's Certificate. The Bank shall have received from the Borrower and the Guarantor (i) copies of its organizational documents, (ii) a certificate of its Secretary or Assistant Secretary dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of its bylaws as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, and (B) that attached thereto is a true and complete copy of resolutions duly adopted by its Board of Directors authorizing the execution, delivery and performance of the Loan Documents and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (iii) a certificate of another officer as to the incumbency and specimen signature of the officer executing any Loan Documents or any other document delivered in connection herewith on behalf of it, executing the certificate pursuant to (ii) above, and (iv) such other documents as the Bank or its counsel, may reasonably request.

             (q) Litigation. The Bank shall have received evidence satisfactory to it that on the as of the date hereof, no action, suit, litigation or similar proceedings at law or in equity or by or before any court or governmental instrumentality or agency shall exist (or, in the case of litigation or similar proceedings by any government or governmental authority, be threatened) with respect to the transactions contemplated by this Agreement which would in the reasonable opinion of the Bank be likely to have a material adverse effect on the ability of the Borrower to perform its obligations under any Loan Documents to which it is a party, on the validity or enforceability of any of the Loan Documents or on the rights, remedies or benefits available to the Bank thereunder.

             (r) Material Adverse Change. The Bank shall have received evidence satisfactory to it that there has been no Material Adverse Change since May 31, 2005.

             (s) Good Standing Certificates. The Bank shall have received copies or certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of the Borrower and the Guarantor in its state of incorporation and in the state in which its principal business operations are located..

             (t) Additional Documents. The Bank shall have received each additional document, instrument, legal opinion or item of information reasonably requested by it, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower may be a party.

             (u) No Change. There shall not have occurred any change, or development or event involving a prospective change, which in any such case, in the reasonable judgment of the Bank, has had or could be expected to have a Material Adverse Effect.

             (v) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Bank, and the Bank shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

             (w) Transaction Expenses. The Borrower shall have paid the all costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration of the Loan Documents, and the other documents to be delivered under the Loan Documents, including, without limitation, legal fees, the cost of any appraisals of the Collateral and all costs and expenses, if any, in connection with the enforcement of the Loan Documents and the other documents to be delivered under the Loan Documents. Notwithstanding the foregoing, all such costs, expenses and fees shall be reasonable.

             (x) Intentionally Deleted.

             (y) Financial Statements. The Bank shall have received the financial statements for the Borrower and Guarantor for the fiscal year ended January 31, 2005.

             (z) Subordination Statements. The Bank shall have received Subordination Statements on Form UCC-3 for all filings, if any with respect to the indebtedness of the Borrower to the Guarantor.

             (aa) Other. The Bank shall have received such other documents as the Bank deems necessary.

         5.02 Subsequent Advances. (a) The Borrower agrees that the Bank's obligation to make an Advance subsequent to the date of this Agreement shall be subject to fulfillment by the Borrower of (i) the conditions precedent set forth in Section 5.01(a), (b), (c), and (u), hereof, and (ii) the Bank's receipt of
(a) duly executed copies of the "as filed" Financing Statements on Form UCC-1, and (b) searches evidencing the priority of the Bank's UCC filings, subject to the liens shown on Schedule 4.01(i), all in form, scope and substance satisfactory to the Bank and its counsel. The Borrower agrees that each request for an Advance shall constitute a certification that no Default exists and a reaffirmation that all representations and warranties continue to be true and correct in all material respects on and as of the date of the Advance with the same effect as though made as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date.

             (b) The Borrower agrees that upon the occurrence of an Event of Default, the making of all Advances by the Bank shall be discretionary and the Bank shall not be required to declare a default and accelerate the Obligations.


                                   ARTICLE VI.

                              Affirmative Covenants

         The Borrower covenants and agrees with the Bank that so long as this Agreement shall remain in effect and so long as the Note shall remain unpaid, the Borrower will, unless the Bank shall otherwise consent in writing:

         6.01. Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon the Borrower or upon its property except to the extent contested in good faith.

         6.02. Insurance. Maintain insurance by responsible and reputable companies in such amounts and against such risks as are ordinarily carried by similar businesses (including where applicable, fire, flood, liability and extended all-risk coverage) and in amounts not less than the full replacement value thereof (including business interruption insurance) and, in the case of all policies insuring property in which the Bank shall have a security interest of any kind, all such policies shall provide that the proceeds thereof shall be payable to the Bank, as loss payee when applicable. All such policies or certificates thereof, including all endorsements, shall be deposited with the Bank; and such policies shall contain provisions that no such insurance may be cancelled or decreased without thirty (30) days prior written notice to the Bank (or such lesser period as the Bank may consent to). In the event of acquisition of additional insurable Collateral, the Borrower shall cause such insurance coverage to be increased or amended in such manner and to such extent, as prudent business judgment would dictate. If the Borrower shall at any time or times hereafter fail to obtain or maintain any of the policies of insurance required herein, or fail to pay any premium in whole or in part relating to such policies, the Bank may, after five (5) days written notice to the Borrower, but shall not be obligated to, obtain or cause to be maintained insurance coverage with respect to the Collateral, including, at the Bank's option, the coverage provided by all or any of the policies of the Borrower and pay all or any part of the premium therefor, without waiving any default by the Borrower, and any sums so disbursed by the Bank shall be an additional Revolving Loan to the Borrower by the Bank payable on demand. If the Borrower fails to do so, the Bank shall have the right to settle and compromise claims under any of the policies required to be maintained by the Borrower hereunder relating to the Collateral and the Borrower shall appoint the Bank as its attorney-in-fact, with power to demand, receive, and receipt for all monies payable with respect thereto, to execute in the name of the Borrower or the Bank or both any proof of loss, notice, draft or other instruments in connection with such policies or such loss thereunder and generally to do and perform any and all acts as the Borrower, but for this appointment, might or could perform.

         6.03. Corporate Existence; Property. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect the Borrower's corporate existence, privileges, rights and franchises; at all times maintain, preserve and protect all material franchises and trade names and preserve all of its property used or useful in the conduct of its business (except (i) property removed from service or replaced or (ii) Inventory consumed or sold, in the ordinary course of business) and keep the same in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all repairs, renewals, replacements, betterment and improvements in the ordinary course of business consistent with past practices so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         6.04. Collateral Monitoring; Access to Records and Premises. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied with prior years, reflecting all financial transactions of the Borrower. At any reasonable time during normal business hours and upon reasonable prior written notice, from time to time, Borrower will permit the Bank or any agents or representatives thereof, for the purpose of ascertaining whether or not each and every provision hereof and of any related documents, instrument or document is being performed, make reasonable examinations and reasonable number of copies of, and abstracts from, the records and books of account of, and visit, examine and inspect the properties of, the Borrower and audit the Collateral of the Borrower and to discuss the affairs, finances and accounts of the Borrower with the President, the Directors, the chief financial officer or the Borrower's management, including, without limitation, permitting the Bank or its agents or representatives to conduct one audit per year at the Borrower's reasonable expense, provided, however, if Borrower is in Default, then Bank may conduct as many audits as it deems reasonably necessary at Borrower's reasonable expense; Without limiting the generality of the foregoing, the Bank shall be allowed to verify the Accounts and Inventory of the Borrower. and to confirm with Account Debtors the validity and amount of Accounts; conduct field examinations; perform analyses of the Collateral; and, such other activities as the Bank deems necessary The Bank agrees to exercise its rights under this Section 6.04 in a manner which will not unreasonably interfere with the business of the Borrower.

         6.05. Financial Statements; Reports. Furnish to the Bank:

             (a) Within thirty (30) days after the close of each calendar month, monthly financial statements prepared by the Chief Financial Officer of the Borrower, which statements shall include, without limitation, the amount of all Indebtedness (including principal and interest) of the Borrower to the Guarantor which Indebtedness constitutes "Junior Debt" as defined in the Subordination Agreement between Borrower, Guarantor and Bank dated as of March 30, 2000, as may be amended from time to time;

             (b) Annual budget of the Borrower to be submitted within ninety
(90) days following Borrower's fiscal year end;

             (c) A Borrowing Base Certificate duly executed by the Chief Financial Officer of the Borrower to be submitted (i) no later than fifteen (15) Business Days after the end of each calendar month and (ii) at the time of each request for an advance of a Revolving Loan;

             (d) No later than fifteen (15) Business Days after the end of each calendar month (i) Borrower's accounts receivable aging report and (ii) a report with respect to the amount and value of the Borrower's Inventory and Eligible Inventory, all in form and substance acceptable to Bank;

             (e) A Covenant Compliance Certificate in the form of Exhibit "C", duly executed by the Chief Financial Officer of the Borrower to be submitted within forty-five (45) days following the end of each quarter and within ninety
(90) days following Borrower's fiscal year end;

             (f) Within ten (10) days of issuance, proxy statements, management letters, reports, press releases or such other information regarding the operations, business affairs and financial condition of the Borrower, the Guarantor or any Subsidiary of the Borrower, or compliance with the terms of any Loan Documents, as the Bank may reasonably request;

             (g) Within ninety (90) days after the close of each fiscal year, audited financial statements of Guarantor and prepared in conformity with GAAP consistently applied;

             (h) Such other information, and on such forms, which Lender may reasonably request.


         6.06. Notice Requirements. Furnish to Bank:

             (a) Within ten (10) days, notification of any proposed or pending change in the senior executive management or corporate structure of the Borrower;

             (b) Within thirty (30) days after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, the subject matter of which may result in an adverse decision affecting the Borrower which would have a Material Adverse Effect;

             (c) Within ten (10) days, notification of any Material Adverse Change in the financial condition of the Borrower; and

             (d) Within ten (10) days, of becoming aware of any Event of Default, or any occurrence but for the giving of notice on the passage of time would constitute an Event of Default, notification thereof in writing.


         6.07. Performance. Comply with all terms and conditions of this Agreement, the Note and the other Loan Documents.

         6.08. Primary Bank. Maintain a depository account with the Bank.

         6.09. ERISA Reports. The Borrower will (a) comply in all material respects with the provisions of ERISA applicable to any Plan maintained by the Borrower and (b) furnish to the Bank (i) as soon as possible, and in any event within ten (10) days after the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer of the Borrower setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event, if any, given to the Pension Benefit Guaranty Corporation (hereinafter called the "PBGC"), and
(ii) promptly after receipt thereof, a copy of any notice the Borrower may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer the Plan.

         6.10 Inventory. Allow the Bank to examine and inspect the Inventory at reasonable times and intervals and with reasonable notice. The Borrower shall immediately notify the Bank of any event causing material loss or depreciation in value of Inventory and the amount of such loss or depreciation. All inventory shall remain at the locations set forth on Exhibit "D".


                                  ARTICLE VII.

                               Negative Covenants

         The Borrower covenants and agrees with the Bank that so long as this Agreement shall remain in effect and so long as the Note shall remain unpaid, the Borrower will not, directly or indirectly, without the prior written consent of the Bank:

         7.01. Financial Covenants:

             (a) Effective Tangible Net Worth.

                (i) Permit the Borrower's Effective Tangible Net Worth for Borrower as reflected on the monthly financial statements delivered pursuant to
Section 6.05(a) hereof to be less than $10,000,000.

                (ii) intentionally deleted.

             (b) Capital Expenditures . For the fiscal years ending January 31, 2005 and January 31, 2006 Borrower shall not make any capital expenditures or fixed asset acquisitions in an aggregate amount exceeding $4,000,000 per fiscal year.

             (c) intentionally deleted.

             (d) Debt Service Coverage Ratio. Permit the Debt Service Coverage Ratio of the Borrower to be less than 1.50:1 for (i) the period ending the first three months of the Borrower's 2006 fiscal year, (ii) the period ending the first six months of the Borrower's 2006 fiscal year, (iii) the period ending the first nine months of the Borrower's 2006 fiscal year, (iv) the period ending the first twelve months of the Borrower's 2006 fiscal year and (v) the trailing twelve-month period ending each quarter thereafter.

         7.02. Use of Proceeds. Use the proceeds of the Loan for any other purposes other than as set forth in the Recitals above.

         7.03. Liens. Except for purchase money security interests in office equipment, create, incur, assume or suffer to exist any lien, mortgage, pledge, assignment, security interest or other charge or encumbrance, or any other type of preferential arrangement, of any nature whatsoever (including conditional sales or other title retention agreements) upon or with respect to any of the Collateral, assets, properties or receivables, now owned or hereafter acquired, of the Borrower, except: (a) liens existing on the date hereof as set forth on the attached Schedule 4.01(i); (b) deposits under workmen's compensation, unemployment insurance and social security laws, or to secure statutory obligations or appeal bonds or discharge of lien bonds, in the ordinary course of business; (c) liens for taxes not yet due and payable, or liens for taxes contested as permitted by Section 4.01 above; and (d) any other liens granted to the Bank.

         7.04. Borrowing. Create, incur, assume or suffer to exist any liability for Indebtedness, except (i) Indebtedness under the Note and Loan Documents, or
(ii) existing Indebtedness in favor of the Guarantor.

         7.05. Merger and Acquisition or Sale of Property. Consolidate with, be acquired by, or merge into or with any Person, or sell, lease or otherwise dispose of all or substantially all of its properties or any of its capital stock, or acquire all or substantially all of the stock or property of any person, or permit any Subsidiary to do so.

         7.06. Business Changes. Materially change the nature of its business as conducted by the Borrower on the date hereof, or alter or modify its corporate name, structure or status (including, without limitation, its tax status) or alter its accounting principles, treatment or recording practices, except as permitted or required by GAAP.

         7.07. Contingent Liabilities. Assume, guaranty, endorse or otherwise become liable for any Contingent Liability of any Person, except as required by this Agreement and by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         7.8. Investment, Loan, Guaranties, Revolving Loan. Lend or advance money, credit or property to any Person, or invest in (by capital contribution, creation of subsidiaries or otherwise), or purchase or repurchase the stock or indebtedness, or all or a substantial part of the assets of properties, of any Person, or enter into any exchange of securities with any Person, or guaranty, assume, endorse or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any Person's payment or performance or capability) the indebtedness, performance, obligations, stock or dividends of any Person, or agree to do any of the foregoing, or permit or suffer any Subsidiary to do so, except:

                  (i) endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

                  (ii) investments representing the indebtedness of any Person owing as a result of the sale of goods by the Borrower or the Borrower's Subsidiaries in the ordinary course of business;

                  (iii) the extension of credit to customers in the ordinary course of business.

         7.9 Change in Control. Permit a Change in Control of the Borrower which the Bank reasonably determines would have a Material Adverse Effect on the Borrower.

         7.10 Intentionally Deleted.

         7.11. Change Name or Location. Change the Borrower's names or conduct the Borrower's businesses under any trade name or style other than as hereinabove set forth or change its chief executive office, place of business or the present locations of its business assets or records relating thereto from the address set forth in the first paragraph of this Agreement.

         7.12 Certificate of Incorporation and By-laws. Amend or otherwise modify its certificate of incorporation or by-laws, in any way which would have a Material Adverse Effect.

         7.13. Mergers; Sales of Assets. Merge or consolidate with or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of their assets (whether now owned or hereafter acquired) to, any Person or entity. The Borrower shall not sell, assign, lease or otherwise dispose of any of their assets, except in the ordinary course of business.

         7.14. Acquisitions. Acquire the assets or stock of any other Person.

         7.15. Change in Nature of Business. Make any material change in the nature of the business of the Borrower.

         7.16 Distributions. Intentionally Deleted.

         7.17. Dividend. Other than with respect to the preferred shares described on Schedule "4.01(u)" declare or pay any cash dividend on the Borrower's capital stock or make any other distribution with respect to the Borrower's capital stock or redeem, retire, purchase or otherwise acquire, directly or indirectly, for value or set apart any sum for the redemption, retirement, purchase or other acquisition of, directly or indirectly, any share of the Borrower's capital stock.

         7.18. Sale/Leaseback. Enter into any sale/leaseback transactions.

                                  ARTICLE VIII.

                               Grant Of Collateral

         8.01 Grant of Collateral. To secure the prompt payment and performance of the Obligations, the Borrower pledges, assigns, transfers and grants to the Bank a continuing first priority security interest in the following property of the Borrower (collectively, the "Collateral"):

             (a) All accounts (the "Accounts"), as that term is defined in the Uniform Commercial Code as in effect from time to time in the States of Tennessee and Delaware (the "UCC"), including, without limitation, all accounts receivable, book debts and other forms of obligations, other than forms of obligations evidenced by Chattel Paper or Instruments, as those terms are defined below, now owned or hereafter received or acquired by or belonging or owing to the Borrower, including, without limitation, under any trade name, style or division thereof, whether arising out of goods sold or services rendered by the Borrower or from any other transaction, whether or not the same involves the sale of goods or services by the Borrower, including, without limitation, any such obligation which may be characterized as an account or contract right under the UCC, and all of the Borrower's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of the Borrower's rights to any goods represented by any of the foregoing, including, without limitation, unpaid seller's rights of rescission, replevin, reclamation or repossessed goods, and all monies due or to become due to the Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by the Borrower, whether or not yet earned by performance on the part of the Borrower or in connection with any other transaction, now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of such purchase orders and contracts, and all collateral security and guaranties of any kind given by any person with respect to any of the foregoing;

             (b) All chattel paper (the "Chattel Paper"), as that term is defined in the UCC, now owned or hereafter acquired by the Borrower;

             (c) All contracts, undertakings, franchise agreements or other agreements (collectively, the "Contracts"), other than rights evidenced by Chattel Paper, Documents or Instruments, as those terms are defined below, in or under which the Borrower may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof;

             (d) All documents (the "Documents"), as that term is defined in the UCC, now owned or hereafter acquired by the Borrower;

             (e) All equipment (the "Equipment"), as that term is defined in the UCC, now or hereafter owned or acquired by the Borrower and, in any event, shall include, without limitation, all machinery, tools, dyes, equipment, furnishings, vehicles and computers and other electronic data processing and other office equipment, any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto;

             (f) All general intangibles (the "General Intangibles"), as that term is defined in the UCC, now owned or hereafter acquired by the Borrower and, in any event, shall include, without limitation, all right, title and interest which the Borrower may now or hereafter have in or under any Contract, all customer lists, trademarks, rights in intellectual property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions, whether or not patented or patentable, technical information, procedures, designs, knowledge, know-how, software, data bass, data, skill, expertise, recipes, experience, processes, models, drawings, blueprints, catalogs, materials and records, goodwill including, without limitation, the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark license, claims in or under insurance policies, including unearned premiums, uncertificated securities, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification;

             (g) All instruments (the "Instruments"), as that term is defined in the UCC, now owned or hereafter acquired by the Borrower, including, without limitation, all Note and other evidences of indebtedness, other than instruments that constitute, or are a part of a group or writings that constitute, Chattel Paper;

             (h) All inventory (the "Inventory"), as that term is defined in of the UCC, wherever located, now or hereafter owned or acquired by the Borrower and, in any event, shall include all inventory, merchandise, goods and other personal property which are held by or on behalf of the Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Borrower's business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not such inventory is listed on any schedules, assignments or reports furnished to the Bank from time to time and whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of the Borrower or is held by the Borrower or by others for the Borrower's account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all inventory which may be located on premises of the Borrower or of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other persons; and

             (i) All proceeds (the "Proceeds"), as that term is defined in the UCC, and in any event including, without limitation, (i) any and all Accounts, Chattel Paper, Instruments, cash and other proceeds payable to the Borrower from time to time in respect of any of the foregoing collateral security, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower from time to time with respect to any of the collateral security,
(iii) any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the collateral security by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority) and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the collateral security.


                                   ARTICLE IX.

                                Events Of Default

         9.01. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder: With the exception of subsections (i), (v) and (vi) below, the occurrence of which is a Default which shall immediately constitute an Event of Default without notice or action by the Bank, any of the following occurrences shall constitute a Default hereunder, and, upon notice and declaration by the Bank to the Borrower of such Default, shall be and constitute an Event of Default:

             (i) failure, when and as the same shall become due and payable, whether at the due date thereof or by acceleration thereof or otherwise, of the Borrower to make any payment of interest arising under this Agreement or the Note, which failure continues for five (5) days after written notice of such breach or failure from the Bank or failure, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, of the Borrower to make any payment of principal or any other principal Obligation arising under this Agreement or the Note or the other Loan Documents or such failure by any Guarantor or surety for any of the Obligations;

             (ii) breach of, or failure timely to perform, any of the Obligations by the Borrower or the Guarantor including, without limitation, any promise, agreement, covenant, representation or warranty contained herein, or the Borrower's failure to perform any act, duty or obligation as required by this Agreement or any of the other Loan Documents, which failure continues for fifteen (15) days after written notice of such breach or failure from the Bank;

             (iii) any representation or warranty made, or deemed made, in or in connection with any of the Loan Documents or the Advances, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any of the Loan Documents, shall prove to have been false or misleading when so made, deemed made or furnished (including by omission of material information);

             (iv) the failure of any condition precedent or condition subsequent contained in this Agreement;

             (v) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Borrower or any Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary, or (c) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered;

             (vi) the Borrower or any Subsidiary shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (v) above, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or such Subsidiary,
(d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they become due, or (g) take any action for the purpose of effecting any of the foregoing;

             (vii) one or more final , nonappealable judgments (including judgments against unrelated parties for which judgments the Borrower is liable under any agreements, including indemnification agreements) for the payment of money in an aggregate amount in excess of $250,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

             (viii) a Reportable Event or Reportable Events, or a failure to make a required payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to a Plan in an aggregate amount which would have a Material Adverse Effect and, within thirty
(30) days after the reporting of any such Reportable Event to the Bank, the Bank shall have notified the Borrower in writing that (A) the Bank has made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (I) for the termination of such Plan or Plans by the PBGC, (II) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans, or (III) for the imposition of a lien in favor of a Plan, and (B) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans;

             (ix) the Borrower or any of its plants or other sites have managed, generated or disposed of any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Resource Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act and the Clean Water Act, in material violation of or in a manner which would result in liability under such statutes or any regulations promulgated pursuant thereto or any other applicable law except where such noncompliance would not result in a Material Adverse Effect; or

             (x) the Borrower shall fail to observe or perform any other material term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness, if the effect of any failure referred to in this clause shall have a Material Adverse Effect;

             (xi) the loss, revocation or failure to renew any license or permit now held or hereafter acquired by the Borrower which materially affects the ability of the Borrower to continue its operations as presently conducted;

             (xii) one or more of the Security Interests shall cease to exist at any time after the Closing Date, or any Guaranty shall cease to be in full force and effect or any Guarantor shall contest or repudiate his obligations under the Guaranty to which he is a party;

             (xiii) dissolution of the Borrower or any Guarantor;

             (xiv) the occurrence of a Material Adverse Change in the condition of the Borrower or any Guarantor, financial or otherwise, as determined by the Bank in its sole and reasonable discretion;

             (xv) the Borrower fails to pay, before the date same is delinquent, any tax or assessment or any other loan or obligation of the Borrower on or before the date the same is due or the Borrower is in default under any instrument or document relating thereto and such failure shall continue for a period of thirty (30) days, unless the Borrower is contesting any such payment and provides the Bank with evidence that it has established appropriate reserves for such payment;

             (xvi) an event of default shall have occurred hereunder or any of the Loan Documents;

             (xvii) an event of default shall have occurred in connection with any other indebtedness or obligation the Borrower may have now or in the future to the Bank.

         9.02. Remedies Upon Default. Upon the occurrence of an Event of Default, the Bank may take either or any of the following actions, at the same or different times:

             (a) (i) terminate forthwith the Revolving Loan Commitment, and (ii) declare the Revolving Loans then outstanding to be forthwith due and payable, whereupon the principal of the Revolving Loans, together with accrued interest thereon and all other Obligations, shall become forthwith due and payable, without presentment, demand, protest, notice of protest or other notice of any kind, all of which are waived by the Borrower, anything contained in this Agreement or in the other Loan Documents to the contrary notwithstanding;

             (b) exercise any or all of its rights or remedies permitted by applicable law of a secured party under this Agreement or in other capacity under the Loan Documents or applicable law;

             (c) upon demand after the occurrence of an Event of Default, the Bank shall have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies which the Bank may have under law and equity, the following rights and remedies, to the extent permitted by law, all of which may be exercised with or without further notice to the Borrower and without a prior judicial or administrative hearing or notice, which notice and hearing are expressly waived by the Borrower: (i) to enforce or foreclose the liens and security interests created under this Agreement and the Loan Documents by any available judicial procedure or without judicial process, (ii) to enter any premises where any Collateral may be located for the purpose of taking possession or removing the same, (iii) to sell, assign, lease or otherwise dispose of the Collateral or any part thereof, either at public or private sale, in lots or in bulk, for cash, on credit or otherwise, with or without representations or warranties, and upon such commercially reasonable terms as shall be acceptable to the Bank, all at the Bank's sole option and as the Bank in its sole discretion may deem advisable, (iv) to bid or become purchaser at any such sale if public, free from any right of the Borrower of redemption after sale, which is expressly waived by the Borrower to the extent permitted by law, and (v) at the option of the Bank to apply or be credited with the amount of all or any part of the outstanding amount of the Loan against the purchase price bid by the Bank at any such sale;

             (d) The Borrower will, at the Bank's request, assemble all Collateral and make it available to the Bank at places which the Bank may reasonably select and will make available to the Bank all premises and facilities of the Borrower for the purpose of the Bank taking possession of the Collateral or of removing or putting the Collateral in salable form. If any Collateral shall require repairing, maintenance, preparation, or the like, or is in process or other unfinished state, the Bank shall have the right, but shall not be obligated, to do such repairing, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such salable form as the Bank shall deem appropriate, but the Bank shall have the right to sell or dispose of such Collateral without such processing;

             (e) The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of Collateral shall be applied first to the expenses, including all reasonable attorneys' and professionals' fees, of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating the Collateral and then to the satisfaction of all of the Loan application as to particular Loan or against principal or interest to be at the Bank's sole discretion and the balance of the proceeds, if any, shall be paid to the Borrower. The Borrower shall be liable to the Bank and shall pay to the Bank on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral;

             (f) The Bank shall not have any liability for any error or omission or delay of any kind occurring in the liquidation of any of the Collateral, including the settlement, collection or payment of any of the Collateral or any instrument received in payment thereof, or any damage resulting therefrom, provided that the Bank acts in a commercially reasonable manner in its liquidation of the Collateral. The Borrower agrees to indemnify and hold harmless the Bank against any claim, loss or damage arising out of the liquidation of any of the Collateral, including the settlement, collection of payment of any of the Collateral or any instrument received in payment thereof, provided that the Bank acted in a commercially reasonable manner in its liquidation of any of the Collateral; and

             (g) The enumeration of the Bank's rights and remedies set forth in this Article is not intended to be exhaustive and the exercise by the Bank of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other agreement between the parties or which may now or hereafter exist in law or at equity or by suit or otherwise. The Bank's delay or failure to take action in exercising any right, power or privilege shall not operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower and the Bank or their employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any default.

             (h) If requested by Lender, Borrower shall establish and maintain at an office of Lender, or at such place as the Lender may determine, a lockbox (the "Lockbox"), pursuant to Lender's form of Lockbox Service Agreement (the "Lockbox Agreement"), for the collection of payments in respect of Accounts. When such Lockbox is established:

                (1) Borrower shall notify all of Borrowers' Debtors and Account Debtors that any payment of an Indebtedness owing to Borrower shall only be made directly to Lender at the address from time to time provided by Lender; and

                (2) Borrower shall turn over to Lender, in kind, any and all payments received by Borrower in connection with any of such Indebtedness or Accounts; and

                (3) Borrower shall mark or stamp all invoices with a legend satisfactory to Lender so as to require that the same should be paid directly to Lender; and

                (4) Lender is hereby irrevocably appointed the Borrower's agent and attorney-in-fact, irrevocable as coupled with an interest, with power to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security; to sign the Borrower's name on any invoice or bill of lading or other document of title relating to the Collateral, on notices of assignment, financing statements and other public records, and upon the occurrence and during the continuance of an Event of Default, to do any act which Borrower is obligated to do under the terms and conditions of this Agreement, to exercise such rights as Borrower might exercise and to do all other things necessary to enforce and carry out Lender's rights and remedies under this Agreement. Proceeds of the Lockbox shall be applied by Lender as set forth in Article III hereof; and

                (5) Borrower shall pay to Lender reasonable fees and charges established by Lender where such Lockbox is maintained as they may vary from time to time in connection with the establishment and maintenance of such Lockbox.


                                   ARTICLE X.

                                  Miscellaneous

         10.01. Modifications; Amendments. No modification, amendment or waiver of any provision of this Agreement, the Note, or any other Loan Document, and no consent to any departure by either party therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         10.02. Notices. All notices, requests, consents, demands and other communications hereunder shall be in writing and shall be mailed by registered or certified first class mail or delivered by an overnight courier or by facsimile, to the respective parties to this Agreement as follows:

         If to the Borrower:

                  AEROSPACE PRODUCTS INTERNATIONAL, INC
                  3778 Distriplex Drive North,
                  Memphis,  Tennessee 38118
                  Attn:  Paul Fanelli, President

         With Copy to:

                  First Aviation Services, Inc.
                  15 Riverside Avenue
                  Westport, CT  06880
                  Attn:  Robert Costantini, CFO


         If to the Bank:

                  HUDSON UNITED BANK
                  1000 MacArthur Boulevard
                  Mahwah, New Jersey, 07430
                  Attention:  Corporate Affairs

         With Copy to:

                  HUDSON UNITED BANK
                  101 Post Road East
                  Westport, Connecticut 06880
                  Attention:  Christopher Rallo, Vice President

All such notices and communications shall be deemed to have been delivered on the date of delivery thereof, one day after receipt of facsimile or on the third business day after the mailing thereof.


         10.04. Cross-Default. The Revolving Loans shall be cross-defaulted with current and future financing accommodations extended or to be extended by the Bank to the Borrower, including, but not limited to, the Facility II LOC, so that a default under any loan to the Borrower which would permit acceleration of such other loan shall be an Event of Default hereunder and under all of the other loans extended by the Bank.

         10.05. Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         The Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any (substitution, exchange or) release of the Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Bank may deem advisable. All rights and remedies of the Bank with respect to the liabilities of the Borrower whether evidenced hereby or by any other instrument or document, shall be cumulative and may be exercised singularly or concurrently.

         10.06. Costs, Expenses and Taxes. The Borrower agree to pay on demand all costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration of the Loan Documents, and the other documents to be delivered under the Loan Documents, including, without limitation, legal fees, the cost of any appraisals of the Collateral and all costs and expenses, if any, in connection with the enforcement of the Loan Documents and the other documents to be delivered under the Loan Documents. Notwithstanding the foregoing, all such costs, expenses and fees shall be reasonable. In addition, the Borrower shall pay any and all taxes (other than income taxes) and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Loan Documents and the other documents to be delivered under the Loan Documents, and the Borrower agree to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. In the event the Bank advances any sums under the Note, on behalf of the Borrower pursuant to the terms hereof for expenses, fees or other sums which are otherwise payable by the Borrower, the Borrower shall pay interest on such sums which are not paid or reimbursed to the Bank when due at an annual rate equal to two percent (2%) in excess of the then Note Rate under the Note.

         10.07. Right of Set-Off. Upon the occurrence of any Event of Default and the continuance thereof, the Bank is authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Note and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application made by the Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

         10.08. Binding Effect; Governing Law and Jurisdiction. This Agreement shall become effective when it shall have been executed by the Borrower and the Bank and shall be binding upon and inure to the benefit of the Borrower, the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank. This Agreement is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of Connecticut and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said State; and no defense given or allowed by the laws of any other State or Country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the State of Connecticut. The undersigned irrevocably appoints Aaron Hollander and each and every officer of the undersigned as its attorneys upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement or any other Loan Document. The undersigned hereby consents that any action or proceeding against it may be commenced and maintained in any court within the State of Connecticut or in the United States District Court for the District of Connecticut or, at the option of Bank, any court in which Bank shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, and that such action or proceeding may be commenced by service of process on any such officer. The undersigned agrees that the courts of the State of Connecticut and the United States District Court for the District of Connecticut shall have jurisdiction with respect to the subject matter hereof and the person of the undersigned. The undersigned agrees not to assert any defense to any proceeding initiated by Bank based upon improper venue or inconvenient forum.

         10.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         10.10. Compliance. The determination of the Borrower's compliance with all financial covenants contained in this Agreement, the Note and all other Loan Documents shall be based upon the consistent application of GAAP employed by the Borrower as of the date of this Agreement unless otherwise subsequently and specifically agreed to in writing by the Bank.

         10.11. Survival of Representations. All representations, warranties, covenants and agreements herein contained or made in writing in connection with this Agreement shall survive the execution and delivery of the Note and shall continue in full force and effect until all amounts payable on account of the Note shall have been paid in full and this Agreement shall have terminated.

         10.12. Severability. In case any one or more of the provisions contained in this Agreement, the Note or in the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

         10.13. Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of, or be taken into consideration in, interpreting this Agreement.

         10.14. Sale of Participation. The Bank reserves the right to sell participation in the Loans without the consent of the Borrower.

         10.15. Entire Agreement. This Agreement, the Note and the other Loan Documents together with all exhibits and schedules attached hereto and thereto embody the entire agreement and understanding between the Borrower and the Bank and supersede all prior agreements and understandings relating to the subject matter hereof unless otherwise specifically reaffirmed or restated herein.

         10.16. THE BORROWER ACKNOWLEDGES THAT THE LOANS EVIDENCED HEREBY ARE A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE BANK MAY DESIRE TO USE, AND FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSIONS. THE BORROWER ALSO ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

         10.17. THE BORROWER WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR THE ENFORCEMENT OF ANY OF THE BANK'S RIGHTS. THE BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.


Witnesses:                                   AEROSPACE PRODUCTS
                                                     INTERNATIONAL, INC.

/s/ Steven W. Pearsall                       By /s/ Robert Costantini
------------------------------                  -------------------------------
Steven W. Pearsall                              Robert Costantini
                                                Its Secretary
                                                Duly Authorized




                                             HUDSON UNITED BANK

/s/ David Kurata                             By /s/ Christopher Rallo
------------------------------                  -------------------------------
David Kurata                                    Christopher Rallo
                                                Its Vice President

STATE OF CONNECTICUT )
                     ) ss. Fairfield
COUNTY OF FAIRFIELD  )

             On this the 29th day of July, 2005, before me, the undersigned officer, personally appeared ROBERT COSTANTINI, who acknowledged himself to be the duly authorized Secretary of AEROSPACE PRODUCTS INTERNATIONAL, INC., a corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained and acknowledged the same to be his free act and deed individually and as such officer, and the free act and deed of the corporation.

             IN WITNESS WHEREOF, I hereunto set my hand.


                                    /s/ Steven W. Pearsall
                                    -----------------------------------
                                    Commissioner of the Superior Court
                                    Notary Public
                                    My Commission Expires:


STATE OF CONNECTICUT )
                     )  ss.: Fairfield
COUNTY OF FAIRFIELD  )

             On this the 29th day of July, 2005, before me, the undersigned officer, personally appeared Christopher Rallo, who acknowledged himself to be a Vice President of HUDSON UNITED BANK and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained and acknowledged the same to be his free act and deed individually and as such officer, and the free act and deed of the bank.

             IN WITNESS WHEREOF, I hereunto set my hand.


                                    /s/ David Kurata
                                    -----------------------------------
                                    Commissioner of the Superior Court
                                    Notary Public
                                    My Commission Expires:

                                  SCHEDULE 1.01

                                   DEFINITIONS

                                  Schedule 1.01

                                  DEFINITIONS.
                                  ------------

           1.01 Defined Terms. As used herein the following terms shall have the following meanings:

           "Account" and "Accounts" shall mean the Accounts referred to in
Section 8.01 of this Agreement of the Borrower arising from the sale or lease of goods or the rendering of services.

           "Account Debtor" and "Account Debtors" shall mean the person or entity or persons or entities obligated to the Borrower upon the Accounts.

           "Advance" or "Advances" shall mean loans made by the Bank to the Borrower as set forth in Section 2.01 and 2.02 in respect of a Revolving Loan or the Revolving Loans.

           "Affiliate", as applied to any Person, means any other Person directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, the term Affiliate shall not include "First Equity Group" and its subsidiaries.

           "Agreement" shall mean this Amended And Restated Commercial Revolving Loan And Security Agreement, as the same from time to time may be amended, supplemented or modified.

           "Borrowing Base" shall mean with respect to Revolving Loans made pursuant to Section 2.01 hereof,

           (i) in the event the Eligible Acquisition has occurred, an amount not to exceed the lesser of:

               (1)  $25,000,000 or

               (2)  the sum of;

                    (a) Eighty Percent (80%) of Eligible Receivables less the Dilution Reserve Percentage plus

                    (b) Fifty Percent (50%) of the fair market value of Eligible Inventory (valued on a first in, first out basis) not to exceed $13,000,000.00 less the Facility II Advance Amount or, provided that no Default exists, Sixty-Five Percent (65%) of the fair market value of Eligible Inventory (valued on a first in, first out basis) not to exceed $15,000,000.00 less the Facility II Advance Amount up to five (5) times per year for a period of up to fifteen (15) days per time; or

           (ii) in the event the Eligible Acquisition has not occurred, an amount not to exceed the lesser of:

               (1)  $20,000,000 or

               (2) the sum of (a) Eighty Percent (80%) of Eligible Receivables less the Dilution Reserve Percentage plus (b) Fifty Percent (50%) of the fair market value of Eligible Inventory (valued on a first in, first out basis) not to exceed $10,000,000.00 less the Facility II Advance Amount.

           "Borrowing Base Certificate" means the Borrowing Base Certificate in the form of the attached Exhibit C.

           "Business Day" shall mean any day other than a day on which commercial banks in Connecticut are required or permitted by law to close.

           "Capital Stock" means any and all shares, interests, minority interests participation or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

           "Change in Control" shall mean the stockholders of the Borrower shall approve any plan or proposal for the acquisition of, merger, liquidation or dissolution of the Borrower, or a sale of more than 30% of its assets in one or a series of related transactions.

         "Closing Date" means the date of the execution and delivery of the Agreement.

         "Code" means the Internal Revenue Code of 1986 as amended reformed or otherwise modified from time-to-time.

         "Collateral" shall mean the property of the Borrower described in
Section 8.1 of this Agreement.

         "Commitment Termination Date" shall mean the earlier of the (i) the Maturity Date, or (ii) the date on which the Bank's obligation to make, and the Borrower's right to receive , Advances under this Agreement shall terminate under Section 9 hereof.

         "Contingent Liability" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes, or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss), the debt, obligation or other liability of any other Person (other than by endorsements of negotiable instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of the obligor's obligation under any Contingent Liability shall be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the debt, obligation or other liability guaranteed thereby (subject to any limitation set forth therein).

         "Covenant Compliance Certificate" shall mean the Certificate in the form of Exhibit B attached to the Agreement.

         "Current Maturity of Long Term Debt (CMLTD)" shall mean the current maturity of long term indebtedness paid during the applicable period, including, but not limited to, amounts required to be paid during such period under capital leases."

         "Debt" shall mean all indebtedness, liabilities and obligations arising under and in any way related to the financing accommodations set forth in the Agreement, including, without limitation, the indebtedness of the Note.

         "Debt Service Coverage Ratio" shall mean the ratio of EBITDA to Interest Expense plus CMLTD (excluding borrowings under the Revolving Loans).

         "Default" shall mean any of the events specified in Section 9.01 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Dilution Reserve Percentage" shall mean a reserve percentage determined by the Bank based on periodic field examinations and which is consistent with the average actual levels noted over the prior six (6) months based on a review of the Borrower's books and records. The Dilution Reserve Percentage shall be applied against the advance rate with respect to Eligible Receivables.

         "Dollars" and "$" shall mean lawful currency of the United States of America.

         "EBITDA" means, for any fiscal period (i) the Net Income for such period, (ii) plus depreciation and amortization, (iii) plus, (to the extent deducted from earnings in determining Net Income) or minus (to the extent added to earnings in determining Net Income) the sum, in each case for such period, of income taxes and Net Interest Expense all as determined in accordance with GAAP.

         "Effective Tangible Net Worth (ETNW)" shall mean, as at any date, the sum of the capital stock and paid-in surplus, plus retained earnings (or minus accumulated deficit) of the Borrower, plus Junior Debt, minus intangible assets (including, without limitation, franchises, patents and patent applications, trademarks and brand names, goodwill, research and development expenses, unamortized debt discount and expense, and all write-ups in the book value of any asset), minus any amount due from Affiliates or officers and shareholders of the Borrower, minus Total Liabilities.

         "Eligible Acquisition" shall mean, subject to the prior written approval of the Bank in its sole and absolute discretion, the acquisition by the Borrower of any or all of the assets or stock of a company unrelated to the Borrower.

         "Eligible Inventory" means Inventory of the Borrower which is (i) in first class condition and salable through normal trade channels, (ii) owned by the Borrower and subject to no lien, security interest, charge or other encumbrances whatsoever, except those of the Bank, (iii) not sold, dated, slow-moving or obsolete (the term "obsolete" shall refer to Inventory which is older than one (1) year), (iv) not subject to consignment or in possession under a similar arrangement, and (v) not of a class or condition which the Bank, in its reasonable discretion, has deemed ineligible for advance and has notified the Borrower of such ineligibility and (vi) not considered a "core"on the books and records of the Borrower.

         "Eligible Receivables" means an Account or Accounts due not more than ninety (90) days from the date set forth on the original invoice evidencing such Account, arising from the sale of goods or the performance of services by the Borrower, in the ordinary course of its business, which Account is assignable and conforms to the representations and warranties set forth in this Agreement and which:

     (i) reflects all credits for the particular Account Debtor as shown on the schedule setting forth the aging submitted by the Borrower as required in Section 6.05 hereof;

     (ii) is an Account upon which the Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whosoever (e.g., delivery, acceptance, consignment, bill and hold, or guaranteed sale);

     (iii) is not a contra or offset Account;

     (iv) is not an Account which is denominated and payable in a currency other than Dollars;

     (v) does not arise from a sale or sales to an affiliate, parent, or subsidiary of the Borrower;

     (vi) does not arise from the exchange or barter of any goods or services and which is not subject to a deductible;

     (vii) is not the obligation of a Account Debtor located in a foreign country which is not otherwise supported by a Letter of Credit or Credit Insurance;

     (viii) is owned by the Borrower and is free and clear of any claim, setoff or lien, other than the Security Interests;

     (ix) does not arise from a contract containing a prohibition against assigning or granting a security interest therein;

     (x) is not an Account of the United States and/or any other foreign government;

     (xi) is not an Account arising from a sale to an Account Debtor which is an inventory or trade supplier of the Borrower;

     (xii) is not an Account of an Account Debtor which has suspended business, made a general assignment for the benefit of creditors, committed any act of insolvency, filed or have had filed against it any petition under any bankruptcy law or any other laws for the relief of debtors;

     (xiii) is not an Account to which an Account Debtor has objected to the quality or quantity of goods or services of the Borrower sold, or shall have rejected, returned, or refused to accept such goods or services;

     (xiv) is not an Account which is, in the Lender's reasonable judgment, an Account of an Account Debtor which is an undue credit risk or otherwise unacceptable to the Lender in its reasonable discretion;

     (xv) is not an Account of an Account Debtor where fifty percent (50%) or more of the total Accounts outstanding from the Account Debtor are more than ninety (90) days past the original invoice date;

     (xvi) is not that portion of an Account of an Account Debtor whose total indebtedness to Borrower exceeds twenty percent (20%) as to that Account Debtor; and

     (xvii) is not an Account which contravenes, or arises from a sale which contravenes, any applicable law, regulation or ordinance.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated pursuant thereto, as amended from time to time.

           "GAAP" shall mean generally accepted accounting principals applied in a manner consistent with that employed in the preparation of the financial statements described in Section 6.05 below.

           "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

           "Guarantor" shall mean First Aviation Services, Inc., a Delaware Corporation.

           "Hazardous Materials" shall mean any material or substance that, whether by its nature or use, is now or hereafter defined as hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Laws which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is now or hereafter regulated under any Environmental Laws, or which is or contains petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product.

           "Indebtedness" means, of any Person at any date, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond (other than a performance bond issued in the ordinary course of business), debenture or similar instrument, (ii) all obligations of such Person under Financing Leases, (iii) all obligations of such Person in respect of letters of credit and acceptances (other than letters of credit and acceptances in respect of current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) issued or created for the account of such Person, and (iv) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

           "Interest Expense" means, for any period, the amount which would, in conformity with GAAP, be set forth opposite the caption "interest expense" or any like caption (expressed as a positive number), on a income statement of the Borrower less any intercompany interest expense accrued but unpaid on Junior Debt (as defined in the Subordination Agreement of even date herewith).

           "Junior Debt" shall have the meaning set forth in the Amended And Restatted Subordination Agreement of even date herewith between Borrower, Guarantor and Bank.

           "Lien" shall mean any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, or preference recorded pursuant to 11 U.S.C. 547 , priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction).

           "Loan Documents" shall mean this Agreement, the Note, the Line of Credit Note and any other documents executed in connection herewith or therewith.

           "Long Term Indebtedness" shall mean all Indebtedness which is not a current liability as of such date.

           "Material Adverse Change" shall mean a material adverse change in (i) the condition (financial or otherwise), operations, performance, business, properties or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole or (ii) the aggregate rights and remedies of the Bank under the Loan Documents or (iii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iv) the legality, validity or enforceability in any material respect of any Loan Documents or (v) the Liens of the Bank pursuant to this Security Agreement.

           "Material Adverse Effect" means a material adverse effect on (i) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under this Agreement or any of the other Loan Documents, or (iii) the validity of enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Bank.

           "Maturity Date(s)" shall mean September 1, 2007.

           "Net Income" means, for any fiscal period, the consolidated net income (or loss) of the Borrower for such period, determined on a first in, first out inventory valuation basis in accordance with GAAP; provided that gains determined by the Accountants to be extraordinary in accordance with GAAP shall not be considered in determining Net Income.

           "Note" shall mean the $25,000,000 Amended And Restated Commercial Revolving Promissory Note of even date herewith.

           "Obligations" shall mean and include all loans, advances, interest, indebtedness, liabilities, obligations, covenants and duties at any time owing by the Borrower to the Bank arising under this Agreement, the Note, the Line of Credit Note and the other Loan Documents, and all reasonable costs, expenses, fees, charges, expenses and attorneys', paralegals' and professionals' fees incurred in connection with any of the foregoing, or in any way connected with, involving or related to the preservation, enforcement, protection and defense of this Agreement, the Note, the Line of Credit Note, the other Loan Documents, any related agreement, document or instrument, any Lien, the Collateral and the rights and remedies hereunder or thereunder.

           "Partial Junior Debt" shall have the meaning set forth in the Subordination Agreement of even date herewith between Borrower, Guarantor, Inc., and Bank.

           "Person" shall mean any individual, corporation, partnership, joint venture, trust, unincorporated organization or any other juridical entity, or a government or state or any agency or political subdivision thereof.

           "Plan" shall mean any plan of a type described in Section 4021(a) of ERISA in respect of which the Borrower is an "employer" as defined in Section 3(5) of ERISA.

           "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

           "Revolving Loan" and "Revolving Loans" shall have the definitions assigned in Section 2.01 hereof.

           "Security Interests" shall mean the valid and enforceable first priority liens upon, pledges of, and security interests in, the Collateral.

           "Subsidiary" and "Subsidiaries" shall mean, as to any Person a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interest having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

           "Total Assets" shall mean total assets determined in accordance with GAAP.

           "Total Liabilities" at any time of determination, amount equal to all Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

           "Unused Facility Fee" shall mean an amount, which will be billed quarterly in arrears, equal to one-fourth of one percent (0.25%) of the average daily amount for such period by which the sum of (i) in the event the Eligible Acquisition has occurred, $25,000,000 (or $20,000,000 in the event the Borrower provides the Bank with prior written notice of its decision not to borrow under the Revolving Loans, at any one time, an amount in excess of $20,000,000) or
(ii) in the event the Eligible Acquisition has not occurred, $20,000,000, exceeds the sum of the total outstanding principal amount of the Revolving Loans.

                                SCHEDULE 4.01 (e)

                                   LITIGATION


                                      NONE

                                SCHEDULE 4.01 (h)

                               LIST OF TAX RETURNS
                                   TO BE FILED

                                      NONE

                                SCHEDULE 4.01 (i)

                MORTGAGES, PLEDGES, LIENS AND OTHER ENCUMBRANCES


The following liens were filed subsequent to the Bank's lien filing:

1. General Electric Company, GE Lighting (Delaware): Filing No. 51334680

2. CCA Financial Services, LLC (Delaware): Filing No. 51351676

3. Citicorp Vendor Finance, Inc. (Delaware): Filing No. 51433011

                                SCHEDULE 4.01 (m)

                                     LEASES


1. Amended and Restated Net Lease, with Farnsworth Industrial Properties, LLC, dated as of January 23, 1995, as amended by First Amendment to Net Lease, dated February 4, 1998, and by Second Amendment to Net Lease, dated December 13, 1999 (3778 Distriplex Drive North, Memphis, Tennessee).

2. Net Lease with Farnsworth Industrial Properties II, LLC, dated as of August 27, 1997, as amended by First Amendment to Net Lease, dated February 4, 1998, and by Second Amendment to Net Lease, dated March 3, 2000 (4477 Getwell Drive, Memphis, Tennessee).

3. Net Lease with Farnsworth Industrial Properties Partnership, dated September 12, 2001, as amended by Memorandum of Lease, dated as of September 12, 2001 (3746 Distriplex Drive North, Memphis, Tennessee).

4. Net Lease with Farnsworth Farms One, dated as of June 1, 2003, as amended by First Amendment to Net Lease, dated May 14, 2004 (5335 Mineral Wells Road, Memphis, Tennessee).

                                SCHEDULE 4.01 (q)

                               PLACES OF BUSINESS


1. 3778 Distriplex Drive North, Memphis, Tennessee

2. 4477 Getwell Road, Memphis, Tennessee

3. 3746 Distriplex Drive North, Memphis, Tennessee

4. 5335 Mineral Wells Road, Memphis, Tennessee

                                SCHEDULE 4.01 (u)

                                  STOCK MATTERS
                         (Stock Options or Stock Rights)

                                      NONE

                                SCHEDULE 4.01 (z)

                              ENVIRONMENTAL MATTERS


                                      NONE

                               SCHEDULE 4.01 (aa)

                      AFFILIATE OR SUBSIDIARY CORPORATIONS


1. The Affiliates of the Borrower are: API Asia Pacific, Inc., Aircraft Parts International, Ltd. and Aero V. Com, Inc.

2.   The Borrower has no Subsidiaries.

                               SCHEDULE 4.01 (ac)

                             OFFICERS AND DIRECTORS


1. The Officers of the Borrower are as follows:

     Michael C. Culver              Chairman of the Board of Directors
     Paul J. Fanelli                President
     Robert G. Costantini           Secretary


2. The Directors of the Borrower are as follows:

     Aaron P. Hollander
     Michael C. Culver
     Paul J. Fanelli

                                   EXHIBIT "A"

                        $25,000,000 AMENDED AND RESTATED
                      COMMERICAL REVOLVING PROMISSORY NOTE

                              AMENDED AND RESTATED
                              --------------------
                      COMMERCIAL REVOLVING PROMISSORY NOTE
                      ------------------------------------

$25,000,000
                                                       Dated As Of July 29, 2005
                                                          Fairfield, Connecticut

           1. For value received, the undersigned, AEROSPACE PRODUCTS INTERNATIONAL, INC., a Delaware corporation, (the "Maker"), promises to pay to HUDSON UNITED BANK, a state chartered bank (the "Bank"), or order, at its office at 101 Post Road East, Westport Connecticut 06880, or at such other place as the holder hereof (including the Bank, hereinafter referred to as the "Holder"), may designate, the principal sum of TWENTY FIVE MILLION DOLLARS ($25,000,000), in lawful money of the United States of America, or so much thereof as has been advanced or is outstanding as per the Loan Agreement (as defined below) together with interest on the unpaid balance of this Note, beginning on the date hereof, before maturity, default or judgment, at a fluctuating rate per annum equal at all times to one hundred fifty (150) basis points in excess of the LIBOR Rate (as hereinafter defined) ( the " Note Rate").

           THIS IS A VARIABLE RATE LOAN in which the interest rate will fluctuate in accordance with monthly changes in the one (1) month "LIBOR Rate". The initial Note Rate shall remain in effect until the first Business Day (as defined below) of September, 2005. Thereafter, the Note Rate shall be adjusted monthly on the first Business Day of every month to reflect the new one (1) month LIBOR Rate as published on the second full LIBOR Business Day (as hereinafter defined) preceding the first day of each such one (1) month period.

           The "LIBOR Rate" shall mean a rate of interest per annum determined by the Lender equal to the offered rate for deposits in United States Dollars (rounded upward, if necessary, to the nearest 1/32 of one percent) for one-month deposits of United States Dollars which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second full LIBOR Business Day (as hereinafter defined) next preceding the first day of each monthly period referred to above (unless such date is not a Business Day, in which event the next succeeding Business Day will be used). A "LIBOR Business Day" shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions. A "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Connecticut and in reference to the LIBOR Rate shall mean any such day that is also a LIBOR Business Day. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of the Holder then for any period during which such Reserve Percentage shall apply, the LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the LIBOR Reserve Percentage. The "LIBOR Reserve Percentage" shall mean for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the average maximum reserve requirement for member banks of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes LIBOR.

           2. As used herein, the following terms shall mean:

                (a) "Loan Agreement" shall mean the Amended And Restated Commercial Revolving Loan And Security Agreement dated as of this date between the Maker and the Bank.

                (b) "Note" shall mean this Amended And Restated Commercial Revolving Promissory Note from the Maker to the Bank.

                (c) "Revolving Loan(s)" shall mean the revolving loans extended by the Bank to the Maker pursuant to the Loan Agreement and as evidenced by this Note.

           Unless otherwise indicated, capitalized terms used herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

           3. The principal amount of this Note shall be advanced upon the request of the Maker, pursuant to the terms of the Loan Agreement. Only such amounts as have been or shall be advanced to the Maker (less any repayments), together with interest thereon, taxes, reasonable costs and expenses, reasonable attorneys' fees, reasonable professionals' fees and disbursements in connection therewith, and all other charges required to be paid pursuant to the Loan Agreement shall be deemed due hereunder. Advances and payments on this Note may, at Lender's option, be recorded on a schedule similar to the attached Schedule "A".

           4. Interest shall be computed on a daily basis and on the basis of a 360-day year and the actual days elapsed and shall be payable on the first day of each month until the indebtedness of this Note and all sums due in connection therewith are paid in full. Any unpaid interest may be added to principal and additional interest may be charged thereon.

           5. The Maker shall make monthly payments of interest only in arrears commencing on September 1, 2005, and continuing on the first day of each succeeding month until all outstanding principal has been repaid in full. The Maker shall also pay to the Bank the Unused Facility Fee, commencing September 30, 2005, and on the last day of each December, March, June and September thereafter. This Note may be prepaid, in whole or in part, at any time, without penalty.

           6. All outstanding principal hereunder, together with all accrued and unpaid interest, late charges, cost and expenses shall be due and payable in full on September 1, 2007 (the "Maturity Date").

           7. The Maker agrees that if an Event of Default (as defined in the Loan Agreement) shall have occurred, then, the entire indebtedness with accrued interest thereon due under this Note shall, at the option of the Holder, accelerate and become immediately due and payable without further notice.

           8. The Maker agree that upon the occurrence of an Event of Default, after judgment or on the Maturity Date, the indebtedness of this Note shall bear interest at an annual rate of 3.0% above the then Note Rate.

           9. The Holder may collect a late charge of 5.0% of any installment of principal, interest or other amount due to the Holder which is not paid by the Maker within 15 days after the due date thereof.

           10. Notwithstanding any provision of this Note, it is the understanding and agreement of the Maker and the Holder that the maximum rate of interest to be paid by the Maker to the Holder shall not exceed the highest or the maximum rate of interest permissible under the laws of the State of Connecticut. Any amounts paid in excess of such rate shall be considered to have been payments in reduction of principal.

           11. The Maker gives the Holder a lien and right of setoff for all of the Maker's Obligations upon and against all the deposits, credits, collateral and property of the Maker now or hereafter in the possession or control of the Holder or in transit to it. The Holder may, if an Event of Default occurs and is continuing, apply or set off the same, or any part thereof, to any liability of the Maker even though unmatured.

           12. The failure by the Holder to insist upon the strict performance by the Maker of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Maker of any and all terms and provisions of this Note or any document securing the repayment of this Note.

           13. This Note shall be governed by and construed in accordance with the laws of the State of Connecticut. The undersigned irrevocably appoints Robert Costantini and each and every officer of the undersigned as its attorneys upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note or any other Loan Document (as defined in the Loan Agreement). The undersigned hereby consents that any action or proceeding against it may be commenced and maintained in any court within the State of Connecticut or in the United States District Court for the District of Connecticut or, at the option of Bank, any court in which Bank shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, and that such action or proceeding may be commenced by service of process on any such officer. The undersigned agrees that the courts of the State of Connecticut and the United States District Court for the District of Connecticut shall have jurisdiction with respect to the subject matter hereof and the person of the undersigned. The undersigned agrees not to assert any defense to any proceeding initiated by Bank based upon improper venue or inconvenient forum.

           14. This Note is secured by the Loan Agreement.

           15. THE MAKER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER MAY DESIRE TO USE, AND FURTHER, WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF PROTEST, AND NOTICE OF ANY RENEWALS OR EXTENSIONS OF THIS NOTE. THE MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

           16. THE MAKER WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION, PROCEEDING OR ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS NOTE OR THE FINANCING TRANSACTION OF WHICH THIS NOTE IS A PART OR THE DEFENSE OR ENFORCEMENT OF ANY OF THE HOLDER'S RIGHTS AND REMEDIES IN CONNECTION THEREWITH. THE MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

           17. This Note amends, restates and replaces the Commercial Revolving Promissory Note dated March 30, 2000, as amended to the date hereof, in the amount of up to $20,000,000.00 delivered by Maker to Lender.




                                          AEROSPACE PRODUCTS INTERNATIONAL, INC.


                                          By
                                             -----------------------------------
                                             Robert Costantini
                                             Its Secretary
                                             Duly Authorized

                                  SCHEDULE "A"
                                  ------------



Amount of           Amount of                 Principal              Amount of           Notation
Advance Made        Principal Prepaid         Balance Remaining      Interest Paid       Made By
This Date           This Date                 Unpaid This Date


                                   EXHIBIT "B"


                             COMPLIANCE CERTIFICATE

                         COVENANT COMPLIANCE CERTIFICATE


I, , do hereby certify that I am the _______________ of Aerospace Products International, Inc., a Delaware corporation (the "Borrower") and that, as such, I am duly authorized to execute and deliver this Certificate of Borrower's behalf pursuant to Section 5.01 of the Amended and Restated Commercial Revolving Loan and Security Agreement, dated July 29, 2005, by and between the Borrower and Hudson United Bank (as the same may be amended or otherwise modified from time to time, the "Loan Agreement"). Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined.

     I hereby certify that:

     1. The Tangible Net Worth of the Borrower (determined as of the last day of the immediately preceding month) is $ , computed as shown on
          Schedule 1. Nothing has come to my attention to indicate that, subsequent to the end of such month through the date hereof, the Borrower is not in compliance with Section 7.01 of the Loan Agreement.

     2. The Debt Service Coverage Ratio (determined as of the end of the immediately preceding month) is : 1, computed as shown on Schedule 2. Nothing has come to my attention to indicate that, subsequent to the end of such month through the date hereof, the Borrower is not in compliance with Section 7.05 of the Loan Agreement.

     3. The Borrower has not made any capital expenditures or fixed asset acquisitions in an aggregate amount exceeding $4,000,000. Nothing has come to my attention to indicate that, subsequent to the end of such month through the date hereof, the Borrower is not in compliance with
          Section 7.02 of the Loan Agreement.

     4. The Borrower is in compliance with all terms, covenants and conditions of the Loan Documents, there exists no Default or Event of Default, since the Closing Date, there has occurred no Material Adverse Change since the Closing Date, and the representations and warranties contained in each of the Loan Documents are true and correct.

IN WITNESS WHEREOF, I have executed this Certificate on this   day of
                                                             -
                           , 20
---------------------------    -----


                                                AEROSPACE PRODUCTS
                                                INTERNATIONAL, INC.


         `                                      By:
                                                   -----------------------------
                                                    Name:
                                                    Its

                                   EXHIBIT "C"

                           BORROWING BASE CERTIFICATE

                           BORROWING BASE CERTIFICATE

The undersigned, being the _______________________ of Aerospace Products International, Inc. hereby certifies that the representations, warranties and covenants set forth in the Amended And Restated Commercial Revolving Loan And Security Agreement dated as of July 29, 2005, (the "Agreement") are true and correct as of the date hereof, no Event of Default has occurred pursuant to the Agreement as of the date hereof and since the date of the last financial statement delivered to Hudson United Bank there has not been any Material Adverse Change in the business, properties, financial position or results of operations of the Borrower. Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined.

The undersigned hereby further certifies to Hudson United Bank that the following summary of Eligible Receivables and the attached accounts receivables aging summary report and the summary of Eligible Inventory are each true and accurate, not misleading, and have been compiled in accordance with GAAP as such terms are defined in the Agreement.


                                    ACCOUNTS


1.       Gross Accounts as of                            $__________________
         -------------------
         (Date of attached A/R listing)

2.       Less ineligible Accounts                        $__________________

3.       Net Eligible Accounts Receivable
         (Line 1 minus Line 2)                           $__________________

4.       Advance rate of 80%, less Dilution
         Reserve of 8%                                   $__________________

                                    INVENTORY

5.       Total Eligible Inventory of Borrower            $__________________

6.       Advance Rate                                    $__________________

         In the event the Eligible Acquisition has occurred:
                  Fifty Percent (50%) of the fair market value of Eligible Inventory (valued on a first in, first out basis) not to exceed $13,000,000 less the Facility II Advance
                  Amount or, provided that no Default exists, Sixty-Five Percent (65%) of the fair market value of Eligible Inventory (valued on a first in, first out basis) not to exceed $15,000,000 less the Facility II
                  Advance Amount up to five (5) times per
                  year for a period of up to fifteen (15) days per time

         In the event the Eligible Acquisition has not occurred:
                  Fifty Percent (50%) of the fair market value of Eligible Inventory (valued on a first in, first out basis) not to exceed $10,000,000 less the Facility II Advance Amount.


7.       Total Eligible Accounts
         and Eligible Inventory                          $__________________

8.       Amount Outstanding on the Loan                  $__________________

9.       Amount of this Request                          $__________________

10.      Outstanding Balance of Loan
         after this Loan request                         $__________________

IN WITNESS WHEREOF, I have executed this Borrowing Base Certificate on this ____ day of _________, 20___.



                                    AEROSPACE PRODUCTS INTERNATIONAL, INC.


                                    BY: _________________________________
                                        Its:

                                   EXHIBIT "D"

                        SCHEDULE OF LOCATION OF INVENTORY

                                   (Addresses)


                              See SCHEDULE 4.01 (q)

                                   EXHIBIT "E"

               LINE OF CREDIT PROMISSORY NOTE OF UP TO $3,000,000

                         LINE OF CREDIT PROMISSORY NOTE
                         ------------------------------
                               (ONE-TIME ADVANCE)

U.S. $3,000,000                                                    July 29, 2005
                                                          Fairfield, Connecticut

           1. For value received, the undersigned, AEROSPACE PRODUCTS INTERNATIONAL, INC., a Delaware corporation with an office at 3778 Distriplex Drive North, Memphis, Tennessee 38118 (the "Maker"), promises to pay to HUDSON UNITED BANK, an institution authorized to do banking business under the banking laws of Connecticut (the "Bank"), or order, at its office at 1000 MacArthur Boulevard, Mahwah, New Jersey 07430, or at such other place as the holder hereof (including the Bank, hereinafter referred to as the "Holder"), may designate, the principal sum of up to THREE MILLION DOLLARS ($3,000,000) (the "Loan"), in lawful money of the United States of America in immediately available funds, or so much thereof as has been advanced or is outstanding pursuant to Section 4 below together with interest on the unpaid balance of this Note, beginning on the date hereof, before maturity, default or judgment, at the rate and in the manner set forth in Sections 2 and 3 below, together with all taxes levied or assessed against the Holder on this Note or the debt evidenced hereby (other than income taxes or other similar taxes), and together with all costs, expenses, reasonable attorneys' and professionals' fees incurred in any action to collect the indebtedness (the "Indebtedness") of this Note, to foreclose any mortgage or security agreement securing the Indebtedness of this Note, or in protecting or sustaining the lien of any mortgage or any security agreement, or in any litigation or controversy arising from or connected with this Note or any mortgage, security agreement or other agreement securing the Indebtedness of this Note.

           2. Interest.

           The Maker shall pay interest on the unpaid principal balance which interest shall accrue from the date of the Advance (as defined below) (the "Advance Date"), at a fixed rate per annum equal at all times (unless an Event of Default has occurred) to two hundred fifty (250) basis points above the weekly average yield on United States Treasury Securities adjusted to a constant maturity of five (5) years as made available by the Federal Reserve Board (the "Index") on the date of the Advance Date. Said interest rate shall be rounded to the nearest one-eighth (1/8th) percent. If the Index is no longer available, the Lender will choose a new Index, which is based upon comparable information. Interest shall be computed on a daily basis based on 360 day year for the actual number of days elapsed.

           3. Payment. Commencing one (1) month from the Advance Date, and continuing on the same day of each month thereafter, the Borrower shall pay to the Bank principal and interest in sixty (60) consecutive equal monthly installments in an amount sufficient to amortize the amount of the Advance over a five (5) year period at the interest rate mentioned in Section 2 hereof. Monthly payments shall be applied first to accrued interest and the balance to principal. All outstanding principal hereunder, together with all accrued and unpaid interests, late charges, cost and expenses shall be due and payable in full on the fifth (5th) anniversary of the Advance Date (the "Maturity Date").

           4. Advance.

                (a) Provided that no Default nor Event of Default has occurred and/or is continuing or would result from the Advance hereunder, or under that Amended And Restated Commercial Revolving Loan And Security Agreement dated July 29, 2005, between the Bank and the Borrower (the "Loan Agreement"), the Bank shall, prior to the Commitment Termination Date (as defined in the Loan Agreement), make one (1) advance (the "Advance") on such terms and in such an amount as provided in the Loan Agreement.

                (b) On and after the Maturity Date, any obligation of Bank to make further advances shall automatically terminate and the amount of the Advances, together with accrued and unpaid interest thereon and expenses related thereto, shall become immediately due and payable in full.

                (c) The Maker may request the Advance by ROBERT COSTANTINI, or any of the other duly authorized officers of the Maker or any of their respective designees, giving the Bank irrevocable notice of the request for the Advance one (1) Business Day before the proposed borrowing, such irrevocable notice setting forth (i) the amount of the Advance requested and (ii) the requested borrowing date. Such notice must be written and shall be sufficient if received by 2:00 p.m. (Eastern Standard Time) on the date on which such notice is to be given. Unless notification is otherwise furnished by the Maker to the Bank in a manner consistent with the requirements of this Section 4, the Advance will be made by a credit to a designated deposit account in the name of Maker maintained with the Bank.

           5. Only such amount as have been or shall be advanced to the Maker (less any repayments), together with interest thereon, taxes, costs, expenses, attorneys' fees, professionals' fees and disbursements in connection therewith and all other charges due in connection therewith pursuant to the Loan Agreement shall be deemed due hereunder.

           6. The Maker may prepay this Note without any penalty or premium at any time. All partial and full prepayments of principal shall be accompanied by and applied first to the payment of costs and expenses, then to unpaid late charges, then to accrued but unpaid interest and the balance on account of the unpaid principal in the inverse order of maturity. Such partial prepayments shall not affect the Maker's obligations to make the regular installments required hereunder.

           7. The Maker agrees that if an Event of Default (as defined in the Loan Agreement) shall have occurred, then the entire Indebtedness with accrued interest thereon due under this Note shall, at the option of the Holder, accelerate and become immediately due and payable without further notice.

           8. The Maker agrees that upon the occurrence of an Event of Default or on the Maturity Date, the Indebtedness of this Note shall bear interest at an annual rate of 3.0% above the interest rate in effect at the time of the Default.

           9. The Holder may collect a late charge of 5.0% of any installment of principal, interest or other amount due to the Holder which is not paid by the Maker within 10 days after the due date thereof.

           10. Notwithstanding any provision of this Note, it is the understanding and agreement of the Maker and the Holder that the maximum rate of interest to be paid by the Maker to the Holder shall not exceed the highest or the maximum rate of interest permissible to be charged by a national banking association under the laws of the State of Connecticut. Any amounts paid in excess of such rate shall be considered to have been payments in reduction of principal.

           11. The Maker hereby grants to the Bank, a lien, security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now or existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the, or in transit to any of them. At any time, without demand or notice, provided there shall have occurred and be continuing an Event of Default pursuant to the Loan Agreement, the Bank may setoff the same or any part thereof and apply the same to any liability or obligation of the Maker even though unmatured and regardless of the adequacy of any other collateral securing the Loans. ANY AND ALL RIGHTS TO REQUIRE THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE MAKER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

           12. The failure by the Holder to insist upon the strict performance by the Maker of any terms and provisions herein shall not be deemed to be a waiver of any terms and provisions herein, and the Holder shall retain the right thereafter to insist upon strict performance by the Maker of any and all terms and provisions of this Note or any document securing the repayment of this Note.

           13. The Maker acknowledges receipt of a copy of this Note and attests that the proceeds of this Note and the Indebtedness evidenced by this Note are to be used for general commercial purposes and that no part of such proceeds will be used, in whole or in part, for the purpose of purchasing or carrying any "margin security" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

           14. This Note shall be governed by and construed in accordance with the laws of the State of Connecticut. The Maker consents to the jurisdiction of the appropriate court within the State of Connecticut with respect to any disputes arising out of the enforcement of this Note or the other Loan Documents.

           15. THE MAKER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER MAY DESIRE TO USE, AND FURTHER, WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF PROTEST, AND NOTICE OF ANY RENEWALS

OR EXTENSIONS OF THIS NOTE. THE MAKER ALSO WAIVES IN ANY ACTION, SUIT OR PROCEEDING BROUGHT BY THE HOLDER WITH REGARD TO THIS NOTE, ANY OFFSETS OR COUNTERCLAIMS THEY MIGHT HAVE. THE MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

           16. THE MAKER AND THE HOLDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER WRITTEN OR VERBAL) OR ANY ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE HOLDER TO ACCEPT THIS NOTE AND MAKE THE LOAN. THE MAKER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.


                                        Maker:

                                        AEROSPACE PRODUCTS INTERNATIONAL, INC.


                                        By
                                          --------------------------------------
                                          Robert Costantini
                                          Its Secretary
                                          Duly Authorized